Exhibit 10.33

[***] – Confidential portions of this document have been redacted and filed separately with the Commission.

EXECUTION

SUBSERVICING AGREEMENT

BY AND BETWEEN

CENLAR FSB

AND

LOANDEPOT.COM, LLC

Dated: April 19, 2012

SUBSERVICING AGREEMENT

THIS SUBSERVICING AGREEMENT (“Agreement”) is made as of April 19, 2012, (the “Contract Date”) by and between loanDepot.com, LLC (“Owner/Servicer”) and Cenlar FSB (“Subservicer”).

RECITALS

WHEREAS, Subservicer is engaged in the business of servicing and subservicing Mortgage Loans evidenced by Notes and secured by Mortgages (as those terms are defined below); and

WHEREAS, Owner/Servicer owns the right to service the Mortgage Loans identified on Exhibit I attached hereto and Subservicer has the capacity to subservice said Mortgage Loans for Owner/Servicer; and

WHEREAS, Owner/Servicer desires that Subservicer perform, as a subservicer, certain servicing functions for said Mortgage Loans and Subservicer is agreeable thereto.

NOW, THEREFORE, in consideration of the mutual recitals, agreements set forth herein, and other good and valuable consideration received, but not herein recited, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree and covenant as follows:

ARTICLE I.

DEFINITIONS

For purposes of this Agreement, each of the following capitalized terms shall have the respective meanings specified set forth below.

Section 1.1	Agencies:

FHLMC, FNMA and GNMA, as the context may indicate, each an “Agency”.

Section 1.2	Agreement:

This Agreement as the same may be from time to time amended.

Section 1.3	Ancillary Income:

Commissions and other income earned on optional insurance premiums received that are related to the Mortgage Loans and such other fees earned from other solicitations of Mortgagors.

Section 1.4	Applicable Requirements:

As of the time of reference, the following as applicable for each Mortgage Loan: (i) all obligations of Owner/Servicer related to the servicing of a Mortgage Loan (other than the obligation to make P&I Advances or Servicing Advances) including without limitation those contractual obligations of Owner/Servicer or Subservicer contained in this Agreement or in the Mortgage Loans for which Owner/Servicer is responsible; (ii) all applicable Mortgage Loan related federal, state and local legal and regulatory requirements (including statutes, rules, regulations and ordinances) binding upon Owner/Servicer or Subservicer; (iii) all other applicable requirements related to the servicing of a Mortgage Loan and guidelines of (1) each governmental agency, board, commission, instrumentality and other governmental body or office having jurisdiction over the Mortgage Loan, including without limitation those of FHA, FHLMC, FNMA, GNMA, HUD and VA (exclusive of any FHLMC balloon reset obligations), and (2) any PMI Companies; and (iv) all other applicable judicial and administrative judgments, orders, stipulations, awards, writs and injunctions.

Section 1.5	Bulk Servicing Transfer:

The transfer to Subservicer of the Mortgage Loans identified on Exhibit I or a subsequent transfer to Subservicer of fifty or more Mortgage Loans at a given time for subservicing pursuant to this Agreement.

Section 1.6	Bulk Servicing Transfer Instructions:

Subservicer’s transfer instruction set forth in Exhibit V for a Bulk Servicing Transfer.

Section 1.7	Business Day:

Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the state of New Jersey are authorized or obligated by law or executive order to be closed.

Section 1.8	Corporate Resolution:

A Corporate Resolution from the governing body of Owner/Servicer substantially in the form of Exhibit VIII attached hereto.

Section 1.9	Custodial Account:

A time deposit or demand account created and maintained for the deposit of payments of P&I and other payments with respect to Mortgage Loans, other than Escrow Payments and related disbursements.

Section 1.10	Damages:

Any and all assessments, judgments, claims, liabilities, losses, costs, damages or expenses (including interest, penalties and reasonable attorneys’ fees, expenses and disbursements in connection with any action, suit or proceeding and including any such reasonable attorneys’ fees, expenses and disbursements incurred in enforcing any right of indemnification against any indemnitor); provided that Damages shall not include punitive, consequential, exemplary or special damages (other than punitive, consequential, exemplary and special damages required to be paid by the indemnified party under this Agreement to anyone (other than a party to this Agreement) arising out of an action or proceeding, which damages shall be deemed to be direct damages to the party required to pay such punitive, consequential, exemplary or incidental damages); and provided further that losses resulting from the termination of all or any portion of the servicing or subservicing under any servicing agreement shall not be deemed to be consequential, exemplary or incidental damages.

Section 1.11	Decisioning Fee:

A fee set forth in Exhibit II that is earned and due and payable by Owner/Servicer to Subservicer when Subservicer has engaged in Loss Mitigation and made (i) a recommendation to Owner/Servicer or Investor or (ii) a decision, if so authorized, to offer or decline relief other than foreclosure to the affected Mortgagor.

Section 1.12	Disposition Fee:

A fee set forth in Exhibit II that is earned and due and payable by Owner/Servicer to Subservicer upon execution of a loan modification or written (formal) repayment plan by the Mortgagor or the receipt by Subservicer of funds representing an approved short sale or receipt of documents representing completion of a deed-in-lieu of foreclosure or an approved assumption of a defaulted Mortgage Loan.

Section 1.13	Escrow Account:

A time deposit or demand account created and maintained for the deposit of Escrow Payments and related disbursements.

Section 1.14	Escrow Account Deposits:

For each Mortgage Loan the balance of all Escrow Payments remaining for disbursement to pay Insurance and Lienable Items.

Section 1.15	Escrow Payments:

The amounts required to be paid into escrow by the Mortgagor pursuant to any Mortgage Loan and held in Escrow Accounts, which include amounts being held for payment of taxes, assessments, water rates, flood insurance premiums, fire and hazard insurance premiums, mortgage insurance premiums and other payments, including Insurance and Lienable Items.

Section 1.16	Exit Fee:

With respect to each Mortgage Loan, the amount set forth in Exhibit II of this Agreement payable upon termination or expiration of this Agreement or removal of the Mortgage Loan from Subservicer’s subservicing system at the request of Owner/Servicer or Investor, except as otherwise provided in this Agreement.

Section 1.17	FDIC:

The Federal Deposit Insurance Corporation.

Section 1.18	FHA:

The Federal Housing Administration.

Section 1.19	FHLMC:

The Federal Home Loan Mortgage Corporation.

Section 1.20	Flow Servicing Transfer:

Any transfer of Mortgage Loans to Subservicer for subservicing that is not a Bulk Servicing Transfer.

Section 1.21	Flow Servicing Transfer Instructions:

Subservicer’s transfer instructions set forth in Exhibit VI for a Flow Servicing Transfer.

Section 1.22	FNMA:

Fannie Mae, formally known as Federal National Mortgage Association.

Section 1.23	GNMA:

The Government National Mortgage Association.

Section 1.24	Guides:

The Bulk Servicing Transfer Instructions, Flow Servicing Transfer Instructions and Interim Serviced Mortgage Loan Transfer Instructions.

Section 1.25	HUD:

The Department of Housing and Urban Development.

Section 1.26	Initial Transfer Date:

The first Transfer Date.

Section 1.27	Insurance:

Insurance that protects against loss or damage from fire and other hazards covered by the standard extended coverage endorsement, or equivalent policies, flood insurance, primary mortgage guaranty insurance and other insurance required by the Mortgage.

Section 1.28	Investor:

The owner of the Note, which may be Owner/Servicer.

Section 1.29	Interim Serviced Mortgage Loan:

A Mortgage Loan designated by Owner/Servicer at the Transfer Date as being an Interim Serviced Mortgage Loan which designation continues until the Mortgage Loan is transferred to a new servicer or until the Mortgage Loan is no longer an Interim Serviced Mortgage Loan pursuant to Section 2.12 and Section 2.13.

Section 1.30	Interim Serviced Mortgage Loan Transfer Instructions:

Subservicer’s transfer instructions set forth in Exhibit VII for an Interim Servicing Transfer.

Section 1.31	Interim Servicing Transfer:

Any transfer of an Interim Serviced Mortgage Loan to Subservicer for subservicing.

Section 1.32	Late Charge:

The charge imposed on the Mortgagor pursuant to the applicable Note or Mortgage for making a required payment after the scheduled due date and any applicable grace period.

Section 1.33	Lienable Item:

Taxes, ground rents and other recurring similar charges that would become a lien on the Mortgaged Property and take priority over the lien of the Mortgage.

Section 1.34	Loss Mitigation:

Those efforts, other than foreclosure, taken to lessen losses to an Investor when collection efforts have not resulted in a Mortgagor curing a delinquency or if required by Applicable Requirements. Such efforts may include, advising Mortgagors of various relief alternatives to foreclosure, receipt and analysis of a Mortgagor’s financial information, determining the value of the Mortgaged Property and recommending to Investor or Owner/Servicer approval or denial of a relief alternative, as applicable.

Section 1.35	Mortgage:

The mortgage, deed of trust or other instrument creating a first lien on a Mortgaged Property securing a Note (or a first lien on (i) in the case of a cooperative, the related shares of stock in the cooperative securing the Note and (ii) in the case of a ground rent, the leasehold interest securing the Note).

Section 1.36	Mortgage Loan:

Fixed or adjustable rate residential mortgage loans, or pools of residential mortgage loans identified on Exhibit I, and similar loans for which Subservicer subsequently accepts subservicing from Owner/Servicer from time to time for inclusion under the terms of this Agreement, as well as other types of loans for which Subservicer accepts subservicing subject to such additional or different terms and conditions as may be agreed to by Owner/Servicer and Subservicer and any REO resulting from Mortgage Loans described in this definition.

Section 1.37	Mortgaged Property:

The property described in a Mortgage securing repayment of the debt evidenced by a Note.

Section 1.38	Mortgagor:

The mortgagor, grantor of security deeds, grantor of trust deeds and deeds of trust, and any similar grantor of any Mortgage, and any obligor on a Note or owner of a Mortgaged Property.

Section 1.39	Note:

The original executed note evidencing the indebtedness of a Mortgage Loan.

Section 1.40	P&I:

Principal and interest.

Section 1.41	P&I Advance:

Principal and interest, if any, and all amounts advanced to an Investor related to a Mortgage Loan, including those Mortgage Loans in any pool created through mortgage backed pass-through certificates or securities, and any amounts advanced due to negative amortization or interest required to be paid to an Investor upon payoff of a Mortgage Loan.

Section 1.42	PMI:

Private mortgage insurance.

Section 1.43	PMI Companies:

The insurance companies that have issued PMI policies insurance on any of the Mortgage Loans.

Section 1.44	REO:

A Mortgaged Property acquired by Owner/Servicer or Investor by foreclosure or other process.

Section 1.45	REO Disposition:

The final sale by Subservicer of any REO.

Section 1.46	Service Rendered Ancillary Fees:

Fees charged by and within the control of Subservicer to the related Mortgagor in consideration of fulfilling specific requests by the Mortgagor. Such fees include, but are not limited to, fees for amortization schedules, copies of documents; duplicate statements or coupon books, loan histories, loan verifications, faxing documents, payoff statement delivery and/or preparation fees, wire fees, e-pay, phone-pay, ACH, uncollected funds, processing of assumptions, partial releases, correction of legal description, and condominium conversions, easements, or subordinations.

Section 1.47	Servicing Advance:

All customary, reasonable and necessary “out of pocket” costs and expenses related to the servicing of a Mortgage Loan, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including bankruptcy, foreclosure and Loss Mitigation costs along with the related costs, expenses and fees of foreclosure or bankruptcy or of acquiring title to the Mortgaged Property by deed-in-lieu of foreclosure, (iii) any appraisals, valuations, broker price opinions, inspections, or environmental assessments, (iv) the management and liquidation of the REO, (v) payment of taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums, flood insurance premiums and other payments defined herein, and (vi) amounts paid by Subservicer to third parties pursuant to the requirements of this Agreement, or advanced pursuant to any applicable Investor requirements or servicing agreement by which Owner/Servicer is or may be bound, excluding a P&I Advance.

Section 1.48	T&I:

Taxes and insurance.

Section 1.49	Term Servicing Loan:

A Mortgage Loan that is not an Interim Serviced Mortgage Loan.

Section 1.50	Transfer Date:

With respect to any particular Mortgage Loan, the date on which Subservicer commences subservicing of the Mortgage Loan and the related data resides on Subservicer’s system.

Section 1.51	VA:

The United States Department of Veterans Affairs.

ARTICLE II.

AGREEMENTS OF SUBSERVICER

Section 2.1	General.

Subservicer hereby agrees to subservice the Mortgage Loans on behalf of Owner/Servicer pursuant and subject to the terms of this Agreement.

Subservicer shall subservice the Mortgage Loans on a “Private Label” basis meaning that all communications and documentation provided to Mortgagors under this Agreement shall contain (and/or refer to) the name of Owner/Servicer. Subservicer shall display Owner/Servicer’s name, trademarks and/or service marks, as applicable as if services hereunder are being provided directly by Owner/Servicer. There shall be no reference to Subservicer or any other entities, provided, however, that where Applicable Requirements require that Subservicer disclose its name, Subservicer may orally identify itself, or display its name in the least conspicuous manner permitted by such Applicable Requirements. Owner/Servicer authorizes Subservicer to use Owner/Servicer’s logo, letterhead, service marks and trademarks to perform the services hereunder and shall display same pursuant to Owner/Servicer’s written directions and guidelines. Nothing herein grants Subservicer any right, title, or interest in Owner/Servicer’s logos, marks or trademarks. Subservicer will not at any time during or after this Agreement register, attempt to register, or claim any interest in, any of Owner/Servicer’s logos, marks, and/or trademarks.

The parties agree that FNMA’s guidelines will be applicable as to any servicing function to be performed by Subservicer hereunder unless Applicable Requirements necessitate another standard, practice or procedure be applied to the particular Mortgage Loan in question.

Section 2.2	Performance of Services.

Subservicer will perform its services: (i) in a good, timely, efficient, professional, and workmanlike manner; (ii) using personnel who are fully-familiar with the technology, processes, and procedures to be used to deliver the services; (iii) with at least the degree of accuracy, quality, efficiency, completeness, timeliness, and responsiveness as are equal to or higher than the accepted industry standards applicable to the performance of the same or similar services; and (iv) in compliance and accordance with the provisions of this Agreement and Applicable Requirements.

In addition, Subservicer will service the applicable Mortgage Loans in compliance with the applicable Service Level Agreement(s) attached as Exhibit IX including, but not limited to, meeting the targeted requirements therein.

In the event Subservicer should fail to perform as agreed, Subservicer will, without charge, promptly correct any deficiencies giving rise to such failure. If any failure prevents or substantially interferes with Owner/Servicer’s ability to conduct its business, Subservicer will use best efforts to correct the failure as soon as practicable after Subservicer learns of such deficiency or such other time period as may be set forth elsewhere in this Agreement.

Section 2.3	Procedure.

The procedures listed in this Section 2.3 are standard procedures applicable to Term Servicing Loans. Procedures for servicing Interim Serviced Mortgage Loans are designated elsewhere in this Agreement.

Until the P&I of each Mortgage Loan is paid in full, unless this Agreement is sooner terminated pursuant to the terms hereof, and subject to all Applicable Requirements, Subservicer shall:

a.	Collect from Mortgagors applicable payments of P&I, and applicable deposits for taxes, assessments and other public charges that are generally escrowed, hazard insurance premiums, flood insurance premiums as required, FHA insurance or PMI premiums, optional insurance premiums, and all other items, as they become due;

b.	Accept payments of P&I and Escrow Payments only in accordance with the Mortgage Loan documents and Applicable Requirements. Deficiencies or excesses in payments shall be accepted and applied, or accepted and not applied, or rejected in accordance with Applicable Requirements;

c.	Apply all payments of P&I and Escrow Payments collected from the Mortgagor, and maintain permanent mortgage account records capable of producing, in chronological order: the date, amount, distribution, installment due date or other transactions affecting the amounts due from or to the Mortgagor and indicating the latest outstanding balances of principal, escrow accounts, advances, and unapplied payments;

d.	Pending disbursement, segregate, deposit and hold funds in Escrow Accounts and Custodial Accounts at an institution the accounts of which are insured by the FDIC, in such manner as to show the custodial nature thereof, and so that Investor and each separate Mortgagor whose funds have been deposited into such account or accounts will be individually insured to the applicable limits under the rules of the FDIC. Subservicer’s records shall show the respective interest of Investor and each Mortgagor in all such Escrow Accounts and Custodial Accounts. All funds collected for principal and interest shall be maintained by and carried in records of Subservicer as “trustee” for Investor, except as may otherwise be required by Applicable Requirements;

e.	Pay, as a Servicing Advance, interest on Mortgagors’ escrow accounts that it maintains or controls pursuant to sub-paragraph (d) above if any Applicable Requirement requires the payment of interest on such amounts to Mortgagors. As applicable, Subservicer will determine the amount of Escrow Payments to be made by Mortgagors and will furnish to each Mortgagor, at least once a year, an analysis of the each Mortgagor’s escrow account in accordance with Applicable Requirements;

f.	With respect to administering, monitoring, and remitting Taxes, Insurance and other Lienable Items:

1.	For each Mortgage Loan, monitor and maintain accurate records on the status of Insurance and Lienable Items.

2.	For a given Mortgage Loan:

(a) if Escrow Payments for the payments of Insurance or Lienable Items are required by the Mortgage and not waived or suspended, Subservicer shall obtain and pay from the Mortgagor’s Escrow Account Deposits (i) Insurance premiums when due and (ii) all bills covered by the applicable life-of-loan guaranteed tax service contract (“Tax Service Contract”) prior to the applicable penalty in a manner consistent with accepted servicing practices.

When a Mortgagor’s Escrow Account Deposits are insufficient to pay an Insurance premium or a Lienable Item when due, Subservicer shall proceed in accordance with paragraph 2(c) below.

(b) When Escrow Payments are not required by the Mortgage or have been waived or suspended, then, (i) upon notification to Subservicer by the tax service provider that a Lienable Item was not paid, (ii) if Subservicer otherwise has actual knowledge of the non-payment of a Lienable Item or a required Insurance premium, or (iii) the Mortgagor fails to timely supply Subservicer with renewal policies of Insurance and evidence of prepayment of related premiums, Subservicer will use commercially reasonable efforts to obtain from the Mortgagor, evidence of payment of the delinquent items and, if required, of the existence of required policies.

If the Mortgagor fails to thereafter provide Subservicer with evidence of the payment of the delinquent item, Subservicer will proceed as set forth in 2(c) below.

(c) If a Mortgage Loan requires a Servicing Advance for the payment of a Lienable Item or an Insurance premium, Subservicer will pursuant to Section 2.10, either make such Servicing Advance or interim bill Owner/Servicer for such amount. Subservicer will seek reimbursement from the Mortgagor and unless collected by

Subservicer from the Mortgagor prior, or paid by Owner/Servicer pursuant to an interim billing pursuant to 2.10, to Subservicer’s next monthly invoice, Owner/Servicer shall reimburse Subservicer for all outstanding deficiencies, and any other Servicing Advances made by Subservicer to protect the security of Owner/Servicer and Investor, in accordance with Section 4.2 hereof.

In addition, if permitted to do so under Applicable Requirements, Subservicer will establish fully funded Escrow Account Deposits for a Mortgage Loan at the earliest practicable time.

(d) If the Mortgagor fails to timely provide Subservicer with evidence of required Insurance, Subservicer will if necessary, “lender-place” lapsed hazard, windstorm and/or flood insurance in at least an amount sufficient to protect Investor’s interest.

(e) Subservicer will take appropriate steps to recover Servicing Advances as quickly as Applicable Requirements permit. Unless collected by Subservicer prior to Subservicer’s next monthly invoice, Owner/Servicer shall reimburse Subservicer for such Servicing Advances in accordance with Section 4.2 hereof.

(f) Subservicer will not be liable for any penalties, losses or Damages resulting from the nonpayment of taxes in a timely manner in the event a Tax Service Contract is not established prior to the relevant next due bill request cutoff date or if once a Tax Service Contract is established, if such nonpayment is due to invalid, inaccurate or missing data or a failure of the tax service provider. In the event a Tax Service Contract has not been established prior to the relevant next due bill request cutoff date or Subservicer has been unable to verify the validity, accuracy or existence of the data with the tax service provider, Subservicer will use commercially reasonable efforts, including review of information provided by the tax service provider to Owner/Servicer relating to those Mortgage Loans with respect to which Subservicer has commenced subservicing, to remit payment for taxes or such other recurring charges before any penalty date. For purposes of this Section, the term “bill request cutoff date” means the date by which the tax service provider must submit a request for bills for tax or other recurring charges to the relevant taxing authority.

g.	Maintain applicable FHA mortgage insurance, VA guaranty, PMI, or optional insurance, as applicable, in effect on the Transfer Date, provided, however, that Subservicer shall not be obligated to make a Servicing Advance for payment of any optional insurance premium; and

h.	Ensure that improvements on a Mortgaged Property are insured pursuant to Investor requirements by a hazard insurance policy, if Escrow Payments are collected therefor, and a flood insurance policy, if required by Applicable Requirements.

Section 2.4	Other Services.

Subservicer shall be responsible for further safeguarding Investor’s interest in each Mortgaged Property:

a.	Conduct a property inspection within 15 days after the Mortgagor is thirty (30) days or more delinquent in the payment of any obligation under the Note and Mortgage, and perform such other inspections as prudence and sound business judgment, in Subservicer’s discretion, suggest;

b.	To the extent commercially reasonable, securing any Mortgaged Property found to be vacant or abandoned in accordance with Applicable Requirements where there has been no communication from the Mortgagor or the Mortgagor’s representative advising Subservicer of a contrary occupancy status and reporting the occupancy status to the Investor;

c.	Whenever Subservicer receives actual notice of any liens, probate proceeding, tax sale, partition, local ordinance violation, condemnation or proceeding in the nature of eminent domain or similar event that would, in Subservicer’s judgment, impair Investor’s security, Subservicer shall notify Investor (where Owner/Servicer is the Investor such notice shall be within five (5) Business Days) and assist Investor or Owner/Servicer in undertaking appropriate action to preserve Investor’s security;

d.	Notifying Owner/Servicer or, if required, Investor of any notices of non-routine litigation, change in ownership, requests for partial releases, easements, substitutions, division, subordination, alterations, or waivers of security instrument terms and processing such matters in accordance with instructions received from Owner/Servicer;

e.	Disbursing insurance loss settlements, including:

1.	Receiving reports of insurance losses and assuring that proof of loss statements are properly filed;

2.	Authorizing the restoration and rehabilitation of the damaged property. If Owner/Servicer is named as an additional loss payee, Subservicer is hereby empowered to endorse any loss draft issued in respect of such claim in the name of Owner/Servicer;

3.	Collecting, endorsing and disbursing the insurance loss proceeds and arranging for progress inspections and payments, if necessary;

4.	Complying with all Applicable Requirements pertaining to settlement of insurance losses;

[***] – Confidential portions of this document have been redacted and filed separately with the Commission.

5.	In general, complying with Applicable Requirements to assure that the priority of the Mortgage is preserved; and

6.	If special disaster procedures are issued by Investors or governmental agencies, Subservicer will release funds in accordance with those policies.

Section 2.5	Accounting and Investor Reporting.

Subject to Applicable Requirements, Subservicer shall:

a.	Remit to each Investor, on a date and in a manner specified by Investor, all amounts due to such Investor. Subservicer will remit any guaranty fees in accordance with Applicable Requirements. Owner/Servicer shall reimburse Subservicer for said guaranty fees in accordance with Section 4.2 hereof;

b.	Make direct remittances to third parties to whom Investor has sold or assigned all or part of its interest in a Mortgage Loan, including the sale of participating interests therein, provided that this Agreement remains in full force and effect with respect to such Mortgage Loan and for which Subservicer receives a minimum of thirty (30) days’ written notice of such sale or assignment. If following the sale or transfer, Subservicer must make more than one remittance per month with respect to a Mortgage Loan, Subservicer shall be entitled to and shall be paid additional compensation of [***] ($[***]) per each affected Mortgage Loan per month for each such additional remittance;

c.	Promptly deliver to Owner/Servicer any notice received by Subservicer from an Investor that instructs Subservicer to service-release any Mortgage Loan. Unless timely instructed otherwise by Owner/Servicer, Subservicer shall proceed in accordance with Investor’s instructions. In the event Owner/Servicer instructs Subservicer to not proceed with Investor’s instructions, Owner/Servicer agrees to hold Subservicer harmless for any action taken or claim brought against Subservicer by Investor, and from any losses or Damages, including reasonable attorneys’ fees, resulting therefrom. To the extent any Mortgage Loan(s) is thereafter service-released in accordance with Investor’s instructions, Subservicer shall be entitled to the payment by Owner/Servicer of the Exit Fee as provided in Exhibit II attached hereto;

d.	Where Investors require interest paid through the end of the month although interest due from the Mortgagor is to the actual date of the pay-off, pay any uncollected interest due Investor subject to funding and/or reimbursement by Owner/Servicer of such amounts as P&I Advances. If funded by Subservicer Owner/Servicer shall reimburse Subservicer for any such P&I Advances in accordance with Section 4.2;

e.	Not accept any prepayment of any Mortgage Loan except as specified, required or authorized by Applicable Requirements and by the terms of the Mortgage, nor waive, modify, release or consent to postponement on the part of the Mortgagor of any term or provision of the Mortgage Loan documents without the written consent of Investor;

f.	Upon payment of a Mortgage Loan in full, and subject to Section 3.2 hereof, have prepared and file any necessary release or satisfaction documents, and continue subservicing of the Mortgage Loan pending final settlement, and refund amounts due the Mortgagor in accordance with Applicable Requirements;

g.	Make interest rate adjustments in compliance with Applicable Requirements and the Mortgage Loan documents to reflect the applicable movements of the applicable Mortgage Loan rate index. Subservicer shall deliver all appropriate notices required by Applicable Requirements and the Mortgage Loan documents regarding such interest rate adjustments including but not by way of limitation, timely notification to Investor, of the applicable date and information regarding such interest rate adjustment, the methods of implementation of such interest rate adjustments, new schedules of Investor’s share of collections of principal and interest, and of all prepayments of any Mortgage Loan hereunder by Mortgagor;

h.	Perform such other customary duties, furnish copies of standard reports and execute such other documents in connection with its duties hereunder as Owner/Servicer and Investor from time to time reasonably may require. All reports deemed standard under this Section 2.5 are contained in Exhibit IV hereof; and

i.	Use commercially reasonable efforts to provide special reports, data files, or related services to Owner/Servicer, Investor or any third party, at the request of Owner/Servicer. Subservicer shall thereupon bill Owner/Servicer for such reports, data files or related services in accordance with Exhibit III, as applicable, or in accordance with a separate fee to be determined in advance by Owner/Servicer and Subservicer, and same shall be paid in accordance with Section 4.2.

Section 2.6	Delinquency Control.

Subservicer shall:

a.	Maintain a delinquent mortgage servicing program which shall include an adequate accounting system that indicates the existence of delinquent Mortgage Loans, a procedure that provides for sending delinquent notices, assessing late charges, and returning inadequate payments, and a procedure for the individual analysis of distressed or chronically delinquent Mortgage Loans;

b.	Maintain a collection department, which includes an on-line automated collection system, that substantially complies with established FNMA collection guidelines;

c.	Provide Owner/Servicer and Investor with a month-end collection and delinquency report identifying and describing the status of any delinquent Mortgage Loans, and from time to time as the need may arise, provide Owner/Servicer and Investor with Mortgage Loan service reports relating to any items of information which Subservicer is otherwise required to provide hereunder, or detailing any matters Subservicer believes should be brought to the special attention of Owner/Servicer and Investor; and

d.	Upon the request of Owner/Servicer and Investor, administer the foreclosure or other acquisition of the Mortgaged Property relating to any Mortgage Loan, process claims for any applicable mortgage insurance and until the transfer of such Mortgaged Property to Investor, private mortgage insurer or FHA or VA, as applicable, protect such property from waste and vandalism. Subservicer will have title to the Mortgaged Property conveyed in the name designated by Investor.

Section 2.7	Real Estate Owned.

In the event that title to a Mortgaged Property is acquired in foreclosure, redemption, ratification or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of Investor or its designee.

Subservicer shall also maintain on each REO monthly fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property and, to the extent required and available under the national flood insurance program, flood insurance, all in the amounts required under Applicable Requirements. Owner/Servicer shall be responsible for obtaining and maintaining any liability coverage insuring Owner/Servicer.

Subservicer shall be entitled to the monthly subservicing fee with respect to REO indicated in Exhibit II.

If Owner/Servicer requests Subservicer in writing to do so, Subservicer shall, for the additional fee (the “Marketing REO Fee” set forth on Exhibit II), use reasonable efforts to dispose of the REO as soon as possible. Each REO Disposition shall be carried out by Subservicer at such price and upon such terms and conditions as are approved in writing by Owner/Servicer. The proceeds from the sale of the REO shall be promptly deposited in the Custodial Account. As soon as practical thereafter, the expenses of such sale shall be paid and Subservicer shall reimburse itself for any outstanding Servicing Advances related to the REO. The Marketing REO Fee shall be payable to Subservicer by Owner/Servicer at the time of REO Disposition or upon transfer of servicing responsibilities for an REO prior to REO Disposition.

Section 2.8	Books and Records.

Subservicer will keep records in accordance with industry standards pertaining to each Mortgage Loan, and such records shall be the property of Owner/Servicer and upon termination of this Agreement shall be delivered to Owner/Servicer at Owner/Servicer’s expense.

Subservicer shall cause a certified public accountant selected and employed by it to provide Owner/Servicer not later than ninety (90) days after the close of Subservicer’s fiscal year, with a certified statement of Subservicer’s financial condition as of the close of its fiscal year and a Uniform Single Attestation Program letter. Upon request, not later than ninety (90) days after the close of Subservicer’s fiscal year, Subservicer will also provide Owner/Servicer with a summary of Subservicer’s Business Continuity Plan. Any additional requests for Mortgage Loan audit or confirmations to be performed by Subservicer’s audit firm on Owner/Servicer’s Mortgage Loans, shall be at Owner/Servicer’s sole expense.

Subservicer shall give Owner/Servicer or Owner/Servicer’s authorized representatives the opportunity, upon thirty (30) calendar days’ written notice, to examine Subservicer’s books and records during Subservicer’s normal business hours.

Section 2.9	Insurance.

Subservicer will maintain in effect at all times and at its cost, a blanket fidelity bond and an errors and omissions policy and mortgage impairment policy in a form and at coverage levels acceptable to the applicable Agency. If so requested by Investor, Subservicer shall cause certificates evidencing the existence of such coverage to be delivered to Owner/Servicer.

Section 2.10	Advances.

a.	No Obligation to Fund.

Notwithstanding anything to the contrary in this Agreement, Subservicer shall have no obligation to make any Servicing Advance from its corporate funds on account of any Mortgage Loan, but instead Subservicer shall be entitled to use funds available for remittance to Owner/Servicer. Subservicer shall not be obligated to advance its funds to pay attorney fees or costs incurred on behalf of Owner/Servicer or Investor in connection with litigation related to a Mortgage Loan.

b.	Servicing Advances.

Subservicer may, from time to time during the term of this Agreement, and for ease of administration, make Servicing Advances when in its good faith judgment it is necessary or advisable to do so, and Subservicer shall not have any obligation to notify Owner/Servicer before making any Servicing Advance.

c.	P&I Advances.

Subservicer shall have no obligation to remit any funds, nor make any P&I Advance, to an Investor in excess of amounts actually collected by Subservicer. Subservicer shall remit such funds only upon funding by Owner/Servicer of any required remittance.

Subservicer will notify Owner/Servicer by electronic or facsimile transmission, of the amount that is necessary to make a required remittance or disbursement, not later than one (1) Business Day before Subservicer requires the funds. Owner/Servicer shall, at Subservicer’s direction either immediately deposit such amount into the appropriate P&I Custodial Account or wire such amount to Subservicer. In addition, in the event Subservice anticipates a shortage in amounts available to make the required remittance or disbursement, five (5) Business Days before Subservicer requires the funds Subservicer will notify Owner/Servicer by electronic or facsimile transmission an estimated amount of the anticipated shortage.

d.	Subservicer’s Option to Interim Bill and Require Funding of Anticipated Servicing Advances.

In addition to provisions elsewhere in this Agreement, Subservicer, in its sole discretion, may at any time bill Owner/Servicer for Servicing Advances that are then outstanding and for Servicing Advances that Subservicer anticipates Subservicer will make prior to the next month end. Any such invoice shall be payable within five (5) Business Days of Owner/Servicer’s receipt.

Section 2.11	Solicitation.

Subservicer shall not, without the prior written consent of Owner/Servicer, solicit individual Mortgagors for accident, health, life, property and casualty insurance, or for any other products or services, except for products or processes that facilitate normal servicing activities, such as “phonepay” or automatic payment plans. Only upon receipt of the prior written consent of Owner/Servicer and in accordance with Applicable Requirements, shall Subservicer be entitled to solicit individual Mortgagors for accident, health, life, property and casualty insurance and any other products or services that Subservicer and Owner/Servicer deem appropriate. Subservicer shall retain any resulting Ancillary Income as agreed by the parties.

Section 2.12	Procedural Modifications Applicable to Interim Serviced Mortgage Loans.

During the period a Mortgage Loan is serviced as an Interim Serviced Mortgage Loan, the processes and procedures employed by Subservicer shall be modified based upon the choices made by Owner/Servicer from the standard or optional Services offered by Subservicer related to Interim Serviced Mortgage Loans.

Section 2.13	Notice that a Mortgage Loan is no Longer an Interim Serviced Mortgage Loan.

In the event Subservicer subservices an Interim Serviced Mortgage Loan for a longer period than agreed by Subservicer and Owner/Servicer or Owner/Servicer notifies Subservicer that an Interim Serviced Mortgage Loan cannot continue to be serviced pursuant to Section 2.12, such Mortgage Loan shall be administered on exception basis and on such terms as may be mutually agreed upon by the parties.

Section 2.14	Process Changes and Other Services

From time to time during the term of this Agreement, Owner/Servicer may request Subservicer to implement process changes and/or perform services in relation to the subservicing of the Mortgage Loans that are not contemplated by or included within this Agreement. The implementation of such processes or the performance of such services shall be governed by a Statement of Work (“SOW”) as described in this Section.

a.	The following definitions shall apply for the purposes of this Section:

1.	“SOW Services” shall mean services which may include but are not limited to, consulting, custom programming, design or modification of reports, project management, implementation, and other process changes listed on one or more SOWs executed by Owner/Servicer and Subservicer and which SOWs are incorporated into and for part of the Agreement.

2.	“Work Product” includes, without limitation, all designs, discoveries, creations, works, work in progress, deliverables, inventions, products, computer programs, procedures, improvements, developments, drawings, notes, documents, business methods, information and materials made, conceived or developed by Subservicer alone or with others which result from the SOW Services.

b.	Owner/Servicer may from time to time initiate a request that Subservicer provide SOW Services. If Subservicer agrees to provide SOW Services, Subservicer will prepare a proposed SOW containing, without limitation:

1.	A description of the SOW Services to be performed including all requirements, and requested deliverables;

2.	The estimated date for delivery of such SOW Services, if applicable; and

3.	The rates, prices, and estimated fees and compensation for such SOW Services, if any.

c.	Upon approval by Subservicer and Owner/Servicer of an SOW, Subservicer will provide Owner/Servicer with SOW Services set forth in the SOW. Subservicer will use commercially reasonable efforts to meet the estimated delivery date set forth in the SOW.

d.	All such Work Product shall at all times be and remain the sole and exclusive property of Subservicer, or applicable third party engaged by Subservicer.

e.	In the event any express conflict or inconsistency exists between the provisions of an SOW and the provisions of this Agreement, the provisions of the SOW will control with respect to the interpretation of that SOW, provided, however, that the provisions of the SOW will be so construed as to give effect to the applicable provisions of this Agreement to the fullest extent possible.

f.	Change management process.

Owner/Servicer and Subservicer may at anytime agree to additions, deletions, modification or other deviations from the SOW Services (“Changes”). All such Changes shall only be made pursuant to a written change order or other modification to the SOW.

g.	Invoices.

Subservicer will invoice Owner/Servicer for services and expenses, as provided in the SOW and any Changes.

h.	Limitation of Liability.

The total liability of Subservicer to Owner/Servicer, for all claims whatsoever related to an SOW or the SOW Services provided thereunder, including any cause of action sounding in contract, tort or otherwise shall be limited to the actual damages and shall not exceed the total amount of all fees paid through the date of claim to Subservicer by Owner/Servicer under the SOW. In no event shall Subservicer be liable for consequential damages of the Owner/Servicer.

ARTICLE III.

AGREEMENTS OF OWNER/SERVICER

Section 3.1	Documentation.

Subservicer has provided or will provide Owner/Servicer with the Bulk Servicing Transfer Instructions attached as Exhibit V, the Flow Servicing Transfer Instructions attached as Exhibit VI and the Interim Serviced Mortgage Loan Transfer Instructions attached as Exhibit VII. At its sole cost and expense, Owner/Servicer shall provide Subservicer (or such entities designated by Subservicer) with:

a.

By the dates indicated, documentation, data or such other information specified in the Guides, as applicable, to Subservicer or to such entities designated by Subservicer. If the information required by Subservicer in the Guides is not timely provided, or contains missing, inaccurate or invalid data, or if the characteristics of the portfolio or any Mortgage Loan materially differ from those Owner/Servicer offered to Subservicer to subservice hereunder, Subservicer may refuse to accept for subservicing those mortgage loans which cause the material differences in the portfolio or adjust the fees contained in Exhibit II, as agreed by Owner/Servicer, as to all or some mortgage loans and accept the remaining Mortgage Loans for subservicing. In the event Owner/Servicer requests Subservicer to subservice mortgage loans under this Agreement that are subject to a servicing agreement which Subservicer has not previously reviewed and approved, Owner/Servicer shall submit a copy of such servicing agreement to Subservicer for review at least thirty (30) days prior to the requested Transfer Date. Based upon its review, Subservicer may refuse to accept such Mortgage Loans for subservicing under this Agreement or may adjust the fees set forth in Exhibit II, as agreed by Owner/Servicer, as to such Mortgage Loans and accept the mortgage loans for subservicing. Subservicer shall furnish Owner/Servicer with written support for its denial to service, any fee adjustment and any material process or risk differences;

b.	Copies of any applicable documents or records which are necessary or appropriate for Subservicer to conduct the subservicing of the Mortgage Loans, including, without limitation, those set forth in the Guides. In addition, upon request by Subservicer, Owner/Servicer shall provide Subservicer with the original Note, original recorded Mortgage, recorded assignments, title policy and original mortgage insurance certificate or VA Mortgage Loan guaranty certificate, if necessary to complete a satisfaction or foreclosure action of a Mortgage Loan, or for any other purpose if required by Subservicer to properly administer and service the Mortgage Loan. Owner/Servicer acknowledges and agrees that unless delivered to Subservicer, Subservicer is not responsible for safeguarding any original Mortgage Loan documents;

c.	Reasonably complete and reasonably accurate electronic data and documentation for each Mortgage Loan submitted hereunder to sufficiently enable Subservicer to place and continue to subservice the Mortgage Loan on its computer system;

d.	Prior to the release of notices to the Mortgagor set forth in Section 3.4 of this Agreement, a complete listing of any Mortgage Loans where the mortgage payment is inclusive of an optional insurance premium. This list will also provide the name of the insurance company; type of insurance coverage; premium amount; and the name and telephone number of the individual at Owner/Servicer’s firm or affiliation knowledgeable as to such coverage;

e.	Adequate electronic evidence that a hazard insurance policy is in force for each Mortgage Loan delivered to Subservicer for subservicing and all notices regarding the various hazard insurance policies. Further, Owner/Servicer agrees to hold Subservicer harmless from any losses or Damages caused by insufficient evidence of hazard insurance coverage delivered to Subservicer or any losses or Damages which occurred during a lapsed policy prior to delivery of the Mortgage Loans to Subservicer for subservicing;

f.

With respect to all closed end, first lien Mortgage Loans, Owner/Servicer shall, at Owner/Servicer’s sole cost and expense, transfer any existing tax service contracts to Subservicer and provide Subservicer with an electronic file identifying (A) tax type, payment frequency, payee code, tax amount last paid, next due date, parcel number, legal description, previous servicer’s name, and (B) each Tax Service Contract, if any, by contract number. If a Tax Service Contract is not in existence or such tax service contract is not guaranteed or transferable to Subservicer, Subservicer shall obtain a tax service contract for such Mortgage Loans on behalf of Owner/Servicer. For each Tax Service Contract obtained by Subservicer Owner/Servicer shall pay Subservicer a fee set forth on Exhibit II and/or III of this Agreement;

g.	Life-of-loan flood certification contract from an issuer acceptable to Subservicer. If a Mortgage Loan is covered by a transferable life-of-loan real estate flood certification contract, Owner/Servicer shall promptly transfer, or cause to be transferred, such contract to Subservicer;

h.	To the extent necessary to comply with Applicable Requirements, and only upon the prior specific written request from Subservicer for each such document, copies of most recent FNMA, FHLMC, FHA, GNMA, HUD claims, VA and third party audits related to mortgage loans for review;

i.	Copies of most recent audited financial statements, and annual financial statements thereafter within ninety (90) days of year-end, throughout the term of this Agreement;

j.	The name and address of all document custodians. All costs and expenses of said document custodians (including, without limitation, those resulting from a change of document custodian) shall be the responsibility of Owner/Servicer; and

k.	Funds in an amount necessary to properly fund the Mortgagors’ escrow accounts.

Section 3.2	Pay-off of Mortgage Loan.

Upon pay-off of a Mortgage Loan, Subservicer will request the Mortgage Loan documents from the custodian, Investor, or Owner/Servicer, as the case may be, and upon receipt of same will prepare the appropriate discharge/satisfaction documents. If Owner/Servicer has provided Subservicer with a Corporate Resolution delegating authority to Subservicer or Subservicer’s agent to execute such discharge/satisfaction documents on behalf of Owner/Servicer, Owner/Servicer and Subservicer may agree on procedures which would allow Subservicer to execute such discharge/satisfactions on behalf of Owner/Servicer. Otherwise Subservicer will forward the documents to Owner/Servicer, who shall execute and return such discharge/satisfaction document to Subservicer in a timely manner that permits the recording thereof in accordance with Applicable Requirements. In lieu of returning such documents to Subservicer, Owner/Servicer may process the discharge/satisfaction of the Mortgage. In the event that Owner/Servicer does not return such documents to Subservicer in a timely manner, Subservicer assumes no liability for any penalty that may be imposed for failure to discharge or cancel the Mortgage in accordance with any Applicable Requirement and in such case Owner/Servicer shall reimburse Subservicer for any fee, expense or penalty that Subservicer may incur in connection with any such discharge, cancellation, or satisfaction as a result of Owner/Servicer’s or Investor’s failure to deliver necessary documents timely as specified herein.

Section 3.3	Further Notification.

Owner/Servicer shall provide Subservicer, upon delivery of each Mortgage Loan submitted for subservicing, with specific information required in the Guides regarding Investor of such Mortgage Loan. If a Mortgage Loan delivered to Subservicer is later sold, with servicing retained by Owner/Servicer, Owner/Servicer will promptly notify Subservicer of the sale by telephone and will deliver a written copy of the new Investor’s purchase advice or funding detail report by facsimile, e-mail or overnight mail immediately thereafter. Subservicer will then reflect the new Investor in its records, however, any penalty for late reporting, remittances, etc. imposed by such new Investor which is due to a delay by Owner/Servicer in notifying Subservicer of the purchase of the Mortgage Loan(s), shall be the responsibility of Owner/Servicer.

During the term of this Agreement, Owner/Servicer shall provide Subservicer with all notices, correspondence, subpoenas, summonses and other items immediately upon receipt of same by Owner/Servicer that relate to the Mortgage Loans. Subservicer shall not be responsible for any losses, Damages, costs or penalties incurred by Owner/Servicer, Investor or third parties for the failure of Owner/Servicer to provide Subservicer with such documents as required.

Section 3.4	Notices.

By no later than thirty (30) days prior to the scheduled Initial Transfer Date and the any subsequent date scheduled to be the date of a Bulk Servicing Transfer, Owner/Servicer shall deliver or cause to be delivered to Subservicer for approval a joint form or joint forms of a Mortgagor notification letter in connection with the transfer of subservicing responsibilities for the related Mortgage Loans by Subservicer. Not less than fifteen (15) days prior to the scheduled Transfer Date or such later date as permitted by Applicable Requirements, Owner/Servicer shall mail, or cause to be mailed, the approved form of notification to the Mortgagors of the transfer of the servicing responsibilities for the related Mortgage Loans. The expense of the preparation, printing and mailing of such notices shall be borne by Owner/Servicer. Owner/Servicer also shall, at its expense, notify and instruct or cause to be notified and instructed the applicable tax service provider with regard to the Mortgage Loans, the custodian of the Mortgage Loan files, and all insurers to deliver all tax bills, payments, notices and insurance statements, as applicable, to Subservicer on and after the applicable Transfer Date.

Section 3.5	Instructions to Subservicer.

Owner/Servicer shall provide instructions to Subservicer in accordance with Section 2.4(d) hereof regarding the processing of requests for partial releases, easements, substitutions, division, subordination, alterations, or waivers of security instrument terms.

Section 3.6	Corporate Resolution.

Owner/Servicer shall furnish Subservicer with a fully executed Corporate Resolution and other documents necessary or appropriate to enable Subservicer to carry out its subservicing and administrative duties under this Agreement.

ARTICLE IV.

COMPENSATION

Section 4.1	Subservicing Fee.

As consideration for subservicing the Mortgage Loans, Subservicer shall be paid (i) the fees in accordance with Exhibits II and III and (ii) Service Rendered Ancillary Fees. Those Subservicer’s fees so indicated on Exhibits II and III shall be adjusted annually on the anniversary of the Initial Transfer Date. Such adjustments shall not exceed the increase in the U.S. Department of Labor, Bureau of Labor Statistics, Consumer Price Index, U.S. City Average, for all Urban Consumers, other goods and services (‘82 - ‘84 = 100) (the “CPI-U Index”) between the annual averages of the most recently published twelve (12) month period and the immediately preceding twelve (12) month period. Subservicer shall submit to Owner/Servicer an invoice setting forth servicing fees and other amounts due Owner/Servicer (including those amounts due Owner/Servicer as an Investor) and subtracting therefrom subservicing fees, Exit Fees (if appropriate), fees for optional services, any Late Charges and Ancillary Income due Subservicer and any guaranty fees remitted by Subservicer. In addition, the invoice will reflect the net change in month over month cumulative Servicing Advances. Subservicer will either charge Owner/Servicer for an increase or credit Owner/Servicer for a decrease in such balances.

Upon execution of this Agreement Owner/Servicer shall pay Subservicer the Private Label setup charge, the New Loan Interface built by Cenlar fee and other setup charges set forth on Exhibit II.

Subservicer shall be entitled to its monthly fees as set forth on Exhibits II and III for each Mortgage Loan that it subserviced for a given month based upon the beginning of month Mortgage Loan count and status, except that Subservicer shall be entitled to the applicable monthly fee for each Mortgage Loan subserviced during the month in which the related Transfer Date occurred and for each Interim Serviced Mortgage Loan subserviced during such month.

Following three (3) months after the Initial Transfer Date, in no event shall the total base subservicing fees for all Mortgage Loans for a given month be less than three thousand dollars ($3,000). In the three months after the Initial Transfer Date, the Parties agree that Subservicer shall not require any minimum subservicing fees from Owner/Servicer.

Subservicer shall be paid those fees set forth in Exhibit II for engaging in Loss Mitigation and be reimbursed for all Servicing Advances related thereto. For the purpose of this Agreement:

(1)	a Decisioning Fee shall be earned when Subservicer has engaged in Loss Mitigation and made a recommendation to Owner/Servicer or Investor or a decision, if so authorized, to offer or decline relief other than foreclosure to the affected Mortgagor and

(2)	a Disposition Fee shall be earned upon execution of a loan modification or written (formal) repayment plan by the Mortgagor or the receipt of funds by Subservicer of funds representing an approved short sale or receipt of documents representing completion of a deed-in-lieu of foreclosure or an approved assumption of a defaulted Mortgage Loan.

Owner/Servicer, and not Subservicer, shall be entitled to all amounts paid or allowed from time to time by the FNMA, FHLMC, HUD, FHA, VA, private mortgage insurer and any Investor as applicable, for engaging in Loss Mitigation either directly or through Subservicer.

Owner/Servicer shall remit to Subservicer in accordance with Section 4.2 the amounts billed by Subservicer for fees, expenses and Servicing Advances associated with services which are proper under this Agreement, including, without limitation, services performed in connection with the foreclosure of mortgages, property maintenance and improvement, property management, the sale of any REO, and similar extraordinary expenses, which shall be contracted or performed by Subservicer at its customary, reasonable costs for such services, and all other amounts due Subservicer hereunder.

Section 4.2	Due Date of Payments.

Unless otherwise stated herein, all fees, payments, charges, expenses, Servicing Advances and any other sums payable to Subservicer by Owner/Servicer hereunder, shall be due and payable within five (5) Business Days from the date Owner/Servicer’s receipt of Subservicer’s invoice. Thereafter, all sums shall be subject to a finance charge at an annual rate of four hundred basis points (400 BP) over the three month LIBOR as published in The Wall Street Journal on the first Business Day of the month in the billing period.

Section 4.3	Default and Right of Offset.

In the event Owner/Servicer shall fail to pay to Subservicer any sums due and payable to Subservicer under this Agreement when and as the same shall be due and payable, whether as compensation, reimbursement, or otherwise, or if Owner/Servicer is in default hereunder in any other respect, Subservicer shall be entitled to adjust amounts due Owner/Servicer in set-off of the amount of any sum so owing and unpaid. This provision shall not impair Subservicer’s right to be paid or reimbursed as provided herein or to exercise all other remedies permitted by law.

ARTICLE V.

TERM AND TERMINATION

Section 5.1	Term and Notice.

The term of this Agreement shall commence upon the Contract Date and end at twelve o’clock (12:00) midnight eastern time on a date that is the last Business Day of the month that is three (3) years following the Initial Transfer Date (the “Expiration Date”), except that if neither party shall terminate this Agreement by not less than one hundred twenty (120) days prior the Expiration Date written notice to the other prior to the expiration of the initial term, this Agreement shall renew itself and exist and continue for successive terms of three (3) years each until terminated by such notice.

Section 5.2	Termination without Cause

At any time during this Agreement, Owner/Servicer may, without cause, and on ninety (90) days prior written notice to Subservicer, terminate this Agreement as to any or all Mortgage Loans then being subserviced, however in the event Subservicer receives less than ninety (90) days notice with respect to a termination of three hundred (300) or more Mortgage Loans, Subservicer shall be entitled to a subservicing fee through the month ending ninety (90) days from the date of Subservicer’s receipt of the notice of termination. Upon expiration or termination of this Agreement by Owner/Servicer without cause as to any or all Mortgage Loans, Owner/Servicer shall pay Subservicer an Exit Fee in accordance with the schedule contained in Exhibit II and. With respect to any given termination, Subservicer will cooperate with Owner/Servicer, but shall be under no obligation to meet a transfer schedule requested by Owner/Servicer, where Subservicer has received less than ninety (90) days notice of termination. The term for determining the Exit Fee applicable to each such Mortgage Loan begins on the first of the month of the Transfer Date for that Mortgage Loan.

In the case of an Interim Serviced Mortgage Loan upon receipt of three (3) Business Days prior notice from Owner/Servicer via the agreed upon automated method, Subservicer shall undertake all steps necessary to transfer the servicing of an Interim Serviced Mortgage Loan to any successor servicer designated by Owner/Servicer, except that Subservicer shall not prepare any assignment of Mortgage necessary to effect transfer of ownership of any Interim Serviced Mortgage Loan that is serviced-released pursuant to this Section.

At any time during the term(s) hereof, Subservicer may, without cause, by one hundred eighty (180) days prior written notice to Owner/Servicer, terminate this Agreement as to any or all Mortgage Loans then being subserviced, without the need for the payment of any Exit Fees by Owner/Servicer.

Notwithstanding anything to the contrary elsewhere in this Agreement, an Exit Fee shall not be payable upon a payoff of a Mortgage Loan by a Mortgagor, or removal of a Mortgage Loan from Subservicer’s subservicing system upon assignment to HUD or private mortgage insurer, completion of a foreclosure action or other acquisition of title to a REO.

Section 5.3	Termination with Cause.

In the event of a party’s material default in performance of this Agreement, which default is curable by the defaulting party, the defaulting party shall have thirty (30) days to cure such default after written notification is delivered by the non-defaulting party to the defaulting party. If the default is either not cured within the thirty (30) day period, or is a default of such a type as to be incapable of being cured, the non-defaulting party may terminate this Agreement upon five (5) days notice, and require the immediate transfer of all Mortgage Loans and related documents and other data and information related to the Mortgage Loans.

A party additionally shall be in default hereunder if, at any time during the term of this Agreement, such party (i) has its rights to service for FHLMC, FNMA or GNMA suspended, (ii) is declared to be in default of its agreements with FHLMC, FNMA or GNMA or loses any other permits or licenses necessary to carry out its responsibilities under this Agreement, or (iii) becomes insolvent, files for bankruptcy, or is placed under conservatorship or receivership. Upon occurrence of any of the foregoing events, the non- defaulting party may immediately terminate this Agreement for cause, without any further liability to the non-defaulting party, except for amounts due a party prior to termination.

In addition to all other amounts due hereunder, the non-defaulting party shall be entitled to all costs of collection and all costs related to the transfer of the Mortgage Loan documents and other data and information related to the Mortgage Loans. In addition, if Subservicer is the non-defaulting party, Subservicer shall be entitled to the payment of Exit Fees in accordance with Exhibit II hereof.

Should actions or failure to act of Owner/Servicer result in a failure to complete the transfer of the Mortgage Loans identified on Exhibit I to Subservicer for subservicing within one hundred twenty (120) days of the Contract Date, Subservicer, in its sole discretion may terminate this Agreement upon written notice to Owner/Servicer. Owner/Servicer shall thereupon pay to Subservicer, Subservicer’s expenses incurred in the design and implementation of plans to permit conversion of the Mortgage Loans onto Subservicer’s servicing systems. For the purposes of this Section, expenses shall include: third party costs incurred by Subservicer, and Subservicer’s internal and staffing costs and expenses.

The rights of termination, as provided herein, are in addition to all other available rights and remedies, including the right to recover Damages in respect of any breach.

Section 5.4	Reimbursement upon Expiration or Termination.

Upon expiration or termination of this Agreement as to any or all Mortgage Loans, Owner/Servicer shall reimburse Subservicer for all costs reasonably incurred in connection with the expiration or termination of subservicing and return of documents and other information regarding the Mortgage Loans then subserviced to Owner/Servicer, Owner/Servicer’s designee, or Investor or Investor’s designee. These costs include, but are not limited to, third party costs incurred by Subservicer, and internal and staffing costs of Subservicer directly attributable to the return of the documents and other information regarding the Mortgage Loans. In addition, in the event Investor terminates subservicing of any Mortgage Loans, Owner/Servicer shall, with respect to the Mortgage Loans, (i) reimburse Subservicer for Subservicer’s actual expenses and any Servicing Advances made on behalf of Owner/Servicer in accordance with the terms of this Agreement, and (ii) pay for all other amounts due Subservicer hereunder.

Section 5.5	Accounting/Records.

Upon expiration or termination of this Agreement, Subservicer will cease all subservicing activities and account for and turn over to Owner/Servicer,

Owner/Servicer’s designee, or Investor or Investor’s designee, as applicable, all funds collected hereunder, less the compensation and other amounts then due Subservicer, and deliver to Owner/Servicer, Owner/Servicer’s designee, Investor or Investor’s designee, as applicable, all records and documents relating to each Mortgage Loan then subserviced and will advise Mortgagors that their mortgages will henceforth be serviced by Owner/Servicer, Owner/Servicer’s designee, Investor or Investor’s designee.

ARTICLE VI.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF OWNER/SERVICER

As of the Contract Date and each Transfer Date, Owner/Servicer warrants and represents to, and covenants and agrees with Subservicer as follows:

Section 6.1	Cooperation and Assistance.

To the extent necessary, Owner/Servicer shall cooperate with and assist Subservicer as requested by Subservicer, in carrying out Subservicer’s covenants, agreements, duties and responsibilities under this Agreement and in connection therewith shall execute and deliver all such papers, documents and instruments, including but not limited to servicing agreements, if any, as may be necessary and appropriate in furtherance thereof.

Section 6.2	Notice of Breach.

Owner/Servicer shall promptly notify Subservicer of any failure or anticipated failure on its part to observe and perform any warranty, representation, covenant or agreement required to be observed or performed by it under this Agreement.

Section 6.3	Taxes.

For each Mortgage Loan transferred to Subservicer, real estate taxes due within thirty (30) days following each respective Transfer Date shall have been paid by or on behalf of Owner/Servicer prior to delivery of subservicing to Subservicer. Owner/Servicer will indemnify and hold Subservicer harmless from any tax penalties and interest that arose or accrued prior to thirty (30) days following the Transfer Date, and as set forth in Section 2.3(f) hereof.

Section 6.4	Agency Approvals.

If required by Applicable Requirements, Owner/Servicer is or will use commercially reasonable efforts to become an approved servicer for, and in good standing with FHLMC, FNMA, GNMA, HUD, VA, or other Investors and shall maintain such required approvals and standing throughout the term of this Agreement.

Section 6.5	Prior Servicing.

Each Mortgage Loan has been serviced in accordance with all Applicable Requirements at all times prior to the Transfer Date.

Section 6.6	Authority.

Owner/Servicer is a duly organized and validly existing corporation in good standing under the laws of its jurisdiction of organization or formation and has all requisite power and authority to enter into this Agreement and the persons executing this Agreement on behalf of Owner/Servicer are duly authorized to do so. Owner/Servicer has all licenses necessary to carry on its business as now being conducted and is duly authorized and qualified to transact, in each state where a Mortgaged Property is located, any and all business contemplated by this Agreement or is otherwise exempt under Applicable Requirements from such qualification or is otherwise not required under Applicable Requirements to effect such qualification.

Section 6.7	Predatory Lending Regulations; High Cost Loans.

None of the Mortgage Loans are classified as (i) “high cost” loans under the Home Ownership and Equity Protection Act of 1994 or (ii) “high cost”, “threshold”, “covered” or “predatory” loans under any other applicable state, federal or local law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees.

Section 6.8	Litigation.

There is no action, suit, proceeding or investigation pending or, to Owner/Servicer’s knowledge, threatened against Owner/Servicer which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of Owner/Servicer to perform under the terms of this Agreement.

Section 6.9	Ownership.

Owner/Servicer is the sole owner of the servicing rights related to the Mortgage Loans.

Section 6.10	Accuracy of Information.

The documents, and the computer files, data disks, books, records, data tapes, notes pertaining to a particular Mortgage Loan provided to Subservicer by or on behalf of Owner/Servicer contain all documents, instruments and information necessary to service the Mortgage Loans in accordance with the Applicable Requirements, the Note and the Mortgage and are true and accurate in all material respects and may be relied upon by Subservicer in connection with the servicing of the Mortgage Loans. The data fields relating to prepayment penalties attached hereto are complete, true and accurate and can be relied on by Subservicer in the calculation of prepayment penalties. Subservicer shall have no liability to Owner/Servicer for any loss resulting from calculation of prepayment penalties using the data provided to Subservicer.

ARTICLE VII.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF SUBSERVICER

As of the Contract Date and each Transfer Date, subject to the provisions of Article VIII herein, Subservicer warrants and represents to, and covenants and agrees with, Owner/Servicer as follows:

Section 7.1	Notice of Breach.

Subservicer shall promptly notify Owner/Servicer of any failure or anticipated failure on its part to observe and perform any warranty, representation, covenant or agreement required to be observed and performed by it as a subservicer.

Section 7.2	Agency Approvals.

Subservicer is an approved servicer for FHLMC, FNMA, GNMA, HUD and VA, and shall maintain such approvals throughout the term of this Agreement.

Section 7.3	Authority.

Subservicer is a duly organized and validly existing federal savings bank in good standing under the laws of the United States of America and has all requisite power and authority to enter into this Agreement and the persons executing this Agreement on behalf of Subservicer are duly authorized so to do. Subservicer has all licenses necessary to carry on its business as now being conducted and is duly authorized and qualified to transact, in each state where a Mortgaged Property is located, any and all business contemplated by this Agreement or is otherwise exempt under Applicable Requirements from such qualification or is otherwise not required under Applicable Requirements to effect such qualification.

Section 7.4	Litigation.

There is no action, suit, proceeding or investigation pending or, to Subservicer’s knowledge, threatened against Subservicer which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of Subservicer to perform under the terms of this Agreement.

ARTICLE VIII.

INDEPENDENCE OF PARTIES; INDEMNIFICATION; SURVIVAL

Section 8.1	Independence of Parties.

The following terms shall govern the relationship between Owner/Servicer and Subservicer:

a.	Subservicer shall have the status of, and act as, an independent contractor. Nothing herein contained shall be construed to create a partnership, joint venture or fiduciary relationship between Owner/Servicer and Subservicer;

b.	Subservicer shall not be responsible for any representations, warranties or contractual obligations in connection with (1) the sale to or by FHLMC, FNMA, GNMA or private Investors of any of the Mortgage Loans, or (2) the servicing or subservicing of any Mortgage Loan prior to the Transfer Date of subservicing of a Mortgage Loan to Subservicer pursuant to this Agreement;

c.	Anything herein contained in this Article VIII or elsewhere in this Agreement to the contrary notwithstanding, the representations and warranties of Subservicer contained in this Agreement shall not be construed as a warranty or guarantee by Subservicer as to future payments by any Mortgagor;

d.	Anything herein contained in this Article VIII or elsewhere in this Agreement to the contrary notwithstanding, Subservicer shall not be responsible for the performance under, or compliance with, any Mortgage Loan repurchase agreements, indemnifications, representations or warranties of an origination nature, or those servicing representations and warranties directly or indirectly related to the origination process made between Owner/Servicer and any Investor, either prior or subsequent to this Agreement, and

e.	Subservicer shall not be liable to Owner/Servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect Subservicer against any breach of its representations or warranties made herein or against any liability which would otherwise be imposed on Subservicer by reason of Subservicer’s willful misfeasance, bad faith, fraud, or gross negligence in the performance of its duties hereunder or by reason of its negligent disregard of its obligations or duties hereunder. Subservicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate person respecting any matters arising hereunder.

Section 8.2	Indemnification by Subservicer.

Except as otherwise stated herein, Subservicer shall indemnify and hold Owner/Servicer harmless from any liabilities, claims, losses or Damages, including reasonable attorneys’ fees, directly or indirectly resulting from or arising out of Subservicer’s failure to observe or perform any or all of Subservicer’s covenants, agreements, warranties or representations contained in this Agreement. Except for matters with regard to which Subservicer must indemnify Owner/Servicer pursuant to this Agreement or costs or expenses that Subservicer must bear hereunder, in no event shall Subservicer be liable for losses, costs, expenses, Damages or claims (including attorneys’ fees) incurred by Owner/Servicer in connection with the Mortgage Loans serviced hereunder, including without limitation losses, costs, expenses, Damages or claims (including attorneys’ fees) incurred by Owner/Servicer in connection with the default or foreclosure of such Mortgage Loan.

Section 8.3	Indemnification by Owner/Servicer.

Except as otherwise stated herein, Owner/Servicer shall indemnify and hold Subservicer harmless against any loss, liability, forfeiture or expense, including without limitation carrying costs, investigation costs, fines, penalties and attorneys’ fees and expenses, including, without limitation, the costs and expense of curing any breaches of Owner/Servicer’s representations and warranties relating to the Mortgage Loans (collectively, the “Liabilities”), suffered or incurred by Subservicer arising out of, directly or indirectly resulting from or relating to:

a.	Owner/Servicer’s willful misfeasance, bad faith, fraud, gross negligence, or reckless disregard of its obligations hereunder;

b.	any material misrepresentation made by Owner/Servicer in this Agreement;

c.	any material breach by Owner/Servicer of a representation, warranty or covenant of Owner/Servicer contained in this Agreement;

d.	errors and omissions in the processing, origination or servicing of any Mortgage Loan prior to the applicable Transfer Date;

e.	compliance by Subservicer with instructions or requirements of Owner/Servicer in connection with this Agreement; and

f.	any claim, litigation or proceeding to which Subservicer is made a party as a result of its acting as, or status as, Subservicer of a Mortgage Loan, other than any such claim, litigation or proceeding (i) which is based on a misrepresentation, breach or error or omission on the part of Subservicer and (ii) with respect to which Subservicer must indemnify Owner/Servicer pursuant to this Agreement.

Section 8.4	Privacy.

Subservicer shall comply with all Applicable Requirements designed to secure the financial privacy of Mortgagors. Subservicer and Owner/Servicer agree not to disclose or otherwise share Nonpublic personal information with a Nonaffiliated third party except in compliance with Applicable Requirements. The parties acknowledge that the Customer relationship with the Mortgagor remains with Owner/Servicer as owner of the servicing rights related to the Mortgage Loan. Owner/Servicer will provide all privacy disclosures or notices to the Mortgagors as required by Applicable Requirements. The parties agree to provide each other on a timely basis with Mortgagor requests that Nonpublic personal information not be shared. Subservicer acknowledges the ongoing responsibility it has to comply with Applicable Requirements governing the privacy and security of Mortgagor Nonpublic personal information, including but not limited to, the Gramm-Leach-Bliley Act and regulations issued pursuant thereto (12 CFR Part 570, App B - Interagency Guidelines Establishing Information Security Standards) and Subservicer will implement and maintain an Information Security Program as required by such regulations. As used in this section, the italicized terms shall have the meanings ascribed therefor in 12 CFR 573.3.

Section 8.5	Survival.

The indemnifications, representations and warranties set forth herein shall survive termination of this Agreement.

ARTICLE IX.

MISCELLANEOUS

Section 9.1	Changes in Practices.

The parties hereto acknowledge that the standard practices and procedures of the mortgage servicing industry change or may change over a period of time. Material changes in practices or procedures may increase the cost of subservicing beyond that contemplated by the parties at the time of this Agreement. For the purposes of this paragraph, a change in practice or procedure is deemed to be material if such change is required to comply with changes in Applicable Requirements and/or Investor requirements and such compliance by Subservicer is substantially more burdensome and costly to Subservicer. To accommodate these changes, Subservicer may, from time to time, notify Owner/Servicer of such material changes in practices and procedures and proposed changes in the subservicing fee to reflect such material changes. It is understood that prior to imposing any increased subservicing fee, Subservicer must reasonably demonstrate to Owner/Servicer that the increase in the subservicing fee is directly related to Subservicer’s additional costs in implementing the change in policy or procedure and that the increase is in keeping with those other servicers throughout the mortgage servicing industry and is not unique to Subservicer. Should any such proposed change in the subservicing fee made in good faith by Subservicer nevertheless be unacceptable to Owner/Servicer, and should Owner/Servicer and Subservicer fail to agree on an increase in the subservicing fee that would be acceptable to both parties, then such subservicing fee shall remain unchanged. Subservicer shall thereafter have the option (i) to continue to subservice the Mortgage Loans already being subserviced and all future Mortgage Loans at the existing subservicing fee under the terms of this Agreement, (ii) continue to subservice the Mortgage Loans already being subserviced at the existing subservicing fee and provide ninety (90) days advance written notice to Owner/Servicer that Subservicer will not thereafter accept any additional Mortgage Loans for subservicing under the terms of this Agreement, however Subservicer shall charge the then existing subservicing fees during the initial sixty (60) days following notice and the increased subservicing fees thereafter or (iii) terminate this Agreement without cause upon one hundred twenty (120) days advance written notice to Owner/Servicer.

Section 9.2	Assignment.

This Agreement may be assigned only with the written consent of both Owner/Servicer and Subservicer. The sale of all or substantially all of the stock or assets of Owner/Servicer or Subservicer, or the transfer of a controlling interest in Owner/Servicer or Subservicer, shall not be deemed an assignment of this Agreement for purposes of this Section.

Section 9.3	Prior Agreements.

If any provision of this Agreement is inconsistent with any prior agreements between the parties, oral or written, with respect to the Mortgage Loans, the terms of this Agreement shall prevail, and after the Contract Date of this Agreement, the relationship and agreements between Owner/Servicer and Subservicer with respect to the Mortgage Loans shall be governed in accordance with the terms of this Agreement.

Section 9.4	Entire Agreement.

This Agreement contains the entire agreement between the parties hereto and cannot be modified in any respect except by an amendment in writing signed by both parties.

Section 9.5	Invalidity.

The invalidity of any portion of this Agreement shall in no way affect the remaining portions hereof.

Section 9.6	Effect.

Except as otherwise stated herein, this Agreement shall remain in effect until Owner/Servicer’s interest in all of the Mortgage Loans, including the underlying security, are liquidated completely, unless sooner terminated pursuant to the terms hereof.

Section 9.7	Applicable Law.

This Agreement shall be construed in accordance with the laws of the State of New Jersey and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed therein, except to the extent preempted by federal law.

Section 9.8	Notices.

All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon the delivery or mailing thereof, as the case may be, sent, postage prepaid, by registered or certified mail, return receipt requested or by a nationally recognized overnight courier service to the attention of the person named at the address set forth on the signature page hereof.

Section 9.9	Waivers.

Either Owner/Servicer or Subservicer may, upon written consent and notice to the other:

a.	Waive compliance with any of the terms, conditions or covenants required to be complied with by the other hereunder; and

b.	Waive or modify performance of any of the obligations of the other hereunder.

The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

Section 9.10	Binding Effect.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns.

Section 9.11	Headings.

Headings of the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

Section 9.12	Force Majeure.

Each party will be excused from performance under this Agreement, except for any payment obligations for services that have been or are being performed hereunder, for any period and to the extent that it is prevented from performing, in whole or in part, as a result of delays caused by the other party or any act of God, war, civil disturbance, court order, labor dispute, third party nonperformance or other cause beyond its reasonable control, including failure, fluctuations or nonavailability of heat, light, air conditioning or telecommunications equipment. A party excused from performance pursuant to this Section shall exercise reasonable efforts to continue to perform its obligations hereunder and shall thereafter continue with reasonable due diligence and good faith to remedy its inability to so perform, except that nothing herein shall obligate either party to settle a strike or labor dispute when it does not wish to do so. Such nonperformance will not be a default or a ground for termination as long as the party uses commercially reasonable efforts to expeditiously remedy the problem causing such nonperformance and to execute its disaster recovery plan then in existence.

Section 9.13	Non-Solicitation of Employees.

Owner/Servicer and Subservicer agree that neither party will solicit the services of any employee of the other party during the term or any extensions of this Agreement, without first obtaining the written consent of the other party. Notwithstanding the foregoing, Owner/Servicer and Subservicer understand and agree that the following shall not constitute solicitation under this Section: (i) employment solicitations directed to the general public at large, including without limitation newspaper, radio and television advertisements, and (ii) an employment solicitation directed by a party to an employee of the other party, and any related communication, that occurs after a communication regarding employment that was initiated by the employee.

Section 9.14	Confidentiality.

Neither party may disclose any of the terms of this Agreement or any Proprietary Information to anyone else except:

a.	to its officers, directors, employees, consultants, advisors, attorneys and accountants to the extent required to enable them to perform their duties to that party; or

b.	as required by Applicable Requirements, or

c.	subject to the terms of a confidentiality agreement, to a bona fide prospective acquirer of all or substantially all of the business and assets of a party as part of such prospective acquirer’s due diligence; or

d.	in any legal, regulatory, equitable or arbitration proceeding involving this Agreement.

Each party will cause its officers, directors, employees, consultants, advisors, attorneys and accountants to abide by the requirements of the foregoing provisions.

Before making any disclosure of this Agreement or any of its terms under item b. or d. above, the party planning to make the disclosure will notify the other party of the intended disclosee and of the reason for the disclosure.

For purposes of this Agreement, the party receiving Proprietary Information is referred to herein as “Recipient”, the party disclosing Proprietary Information is referred to herein as “Discloser” and “Proprietary Information” of a party shall mean: (i) information disclosed by such party relating to product development strategy and activity, marketing strategy, corporate assessments and strategic plans, pricing, financial and statistical information, accounting information, identity of suppliers, software, systems, processes, formulae, inventions, discoveries, policies, guidelines, procedures, practices, disputes or litigation, (ii) confidential, proprietary or trade secret information orally disclosed by such party and identified as such on the date of its first disclosure, with a written summary thereof provided to Recipient within thirty (30) days of disclosure, (iii) confidential, proprietary or trade secret information disclosed by such party that is clearly and conspicuously identified in writing as such at the time of its first disclosure, (iv) confidential, proprietary or trade secret information disclosed by such party, which a reasonable person would recognize as such, (v) information disclosed by such party relating to employees, contractors or customers which, if released, would cause an unlawful invasion of privacy, including, but not limited to (A) “NonPublic Personal Information” as defined by Title V of the Gramm-Leach-Bliley Act (Public Law No. 106-102) and the regulations promulgated pursuant thereto which are applicable to a Discloser with regard to the customers and consumers of a Discloser and (B) “Consumer Information,” as defined by the Fair and Accurate Credit Transactions Act of 2003 (Public Law No. 108-159) and the regulations promulgated pursuant thereto, together with any other nonpublic personal information and identifying information of or about consumers, applicants, clients or customers protected under applicable state and local law, and (vi) any compilation or summary of information or data that contains or is based on Proprietary Information. For purposes of this Agreement, and without limiting the generality of the foregoing, the parties acknowledge and agree that (A) all Proprietary Information disclosed by a party shall be deemed to be the Proprietary Information of such party, including, but not limited to, third-party confidential, proprietary or trade secret information that such party is obligated to protect, and (B) information shall be deemed to be disclosed by a party if such information is disclosed by any of its partners, affiliates, officers, employees, directors, contractors, agents or representatives or is otherwise disclosed on behalf of such party. For the avoidance of doubt, Subservicer will provide no Proprietary Information that is prohibited from public disclosure except in accordance with 12 C.F.R. 510.5.

Exclusions. The restrictions on use and disclosure set forth above shall not apply when and to the extent that the Proprietary Information: (i) is or becomes generally available to the public or widely known in the mortgage industry through no fault of Recipient (or anyone acting on its behalf); (ii) was previously rightfully known to

Recipient free of any obligation to keep it confidential; (iii) is subsequently disclosed to Recipient by a third party who may rightfully transfer and disclose such information without restriction and free of any obligation to keep it confidential; (iv) is independently developed by Recipient without reference to Discloser’s Proprietary Information, or (v) is required to be disclosed by Recipient by applicable law or regulatory action, provided that Recipient uses all reasonable efforts to provide Discloser with at least ten (10) days’ prior notice of such disclosure and Recipient discloses only that portion of the Proprietary Information that is legally required to be furnished pursuant to the opinion of legal counsel of Recipient.

Equitable Relief. Because of the unique and highly confidential nature of the Proprietary Information, Recipient acknowledges and agrees that Discloser may suffer irreparable harm if Recipient breaches any of its obligations under this Section, and that monetary damages may be inadequate to compensate for such breach. Accordingly, in addition to any other rights and remedies that may be available to Discloser at law and in equity, Discloser shall be entitled to enforce the provisions of this Agreement by seeking injunctive relief, and Recipient shall not assert as defenses that an adequate remedy at law exists and/or that Discloser will not be irreparably harmed.

Section 9.15	Counterpart Execution.

This Agreement may be executed in multiple counterparts, each of which when conformed, shall constitute one and the same document. This Agreement may be executed and delivered by facsimile signatures, which shall, for all purposes hereunder, be deemed effective as original signatures.

[Signature Page Follows]

IN WITNESS WHEREOF, each party has caused this instrument to be signed in its corporate name on its behalf by its proper officials duly authorized as of the day, month and year first above written.

CENLAR FSB		LOANDEPOT.COM, LLC

By:		By:

Name:	Gregory S. Tornquist	Name:	Scott Anderson
Title:	President and Chief Executive Officer	Title:	Executive Vice President
	425 Phillips Boulevard Ewing, NJ 08618		26642 Towne Centre Drive Irvine, CA 92610

EXHIBIT I

To Subservicing Agreement dated April 19, 2012

Between

Cenlar FSB and loanDepot.com, LLC

Mortgage Loans sold to FHLMC and/or FNMA in accordance with the terms of the FHLMC Single Family Seller/Servicer Guide or the FNMA Selling and Servicing Guide, as applicable, Mortgage Loans guaranteed by GNMA in accordance with applicable GNMA guidelines, and Mortgage Loans acceptable to Subservicer owned by Owner/Servicer or by Investors under the terms of servicing and/or pooling agreements acceptable to Subservicer.

[OR]

[Attach List or Schedule of Loans to be Subserviced]

[***] – Confidential portions of this document have been redacted and filed separately with the Commission.

EXHIBIT II

To Subservicing Agreement dated April 19, 2012

Between

Cenlar FSB and loanDepot.com, LLC

Fees for Standard Services

Private Label	[***]
Live transfer of refinance/cross sell inquiries*	[***]
New Loan Interface built by Cenlar	[***]
New Loans Originated via interface*	[***]
Internet/Manual Setup*	[***]
Custodial Accounts – P&I and T&I	P&I and T&I Custodial Accounts Retained by Cenlar FSB
Base Subservicing Fee (per loan per month)*	0-4,999	5,000-14,999	Over
	Loans	Loans	15,000
Conventional Fixed	$[***]	$[***]	Loans
Conventional ARMS(A)	$[***]	$[***]	$[***]
FHA-VA Fixed	$[***]	$[***]	$[***]
FHA-VA ARMS, EAs(A)	$[***]	$[***]	$[***]
$[***]
Note – (A)Effective after initial interest rate adjustment Monthly/Quarterly ARMs add $[***]
Interim Servicing Fees (Service Released)
Base Subservicing Fee – All products (per loan per month)	$[***]
Exit Fee (per loan)	$[***]

*	Subject to annual adjustment as set forth in Paragraph 4.1 of the Subservicing Agreement

[***] – Confidential portions of this document have been redacted and filed separately with the Commission.

Default Fees*
In addition to monthly Base Subservicing fee (per loan per month)
30 Days Delinquent	$[***]
60 Days Delinquent	$[***]
90 Days Delinquent	$[***]
In lieu of monthly Base Subservicing fees and Default fee
120+ Days Delinquent	$[***]
Loans in Foreclosure	$[***]
Bankruptcy Loans	$[***]

Minimum Monthly Billing (Base Subservicing Fee)	$[***]
Late Charges	[***]
Real Estate Owned – Monthly Fee*	$[***]
Loss Mitigation Fees*
Decisioning Fee	$[***]
Disposition Fee	$[***]

Exit Fee (per loan)
Payoffs	[***]
Termination Without Cause
<6 months	$[***]
6-12 months	$[***]
Year 2	$[***]
Year 3 and thereafter	$[***]

Tax and Flood Service Contracts	[***]
Tax Contract (if placed thru Cenlar)	$[***]
Automated Tax setup (if client’s Tax Vendor is used)	$[***]
Flood Determination Certification	$[***]

Government Claims Processing Charges
Part “A” and Part “B” Claim	$[***]
Supplemental Claim	$[***]

*	Subject to annual adjustment as set forth in Paragraph 4.1 of the Subservicing Agreement

[***] – Confidential portions of this document have been redacted and filed separately with the Commission.

EXHIBIT III

To Subservicing Agreement dated April 19, 2012

Between

Cenlar FSB and loanDepot.com, LLC

Fees for Additional Optional Services

Welcome Call Program	$[***]
Monthly Statements	$[***]
(This item will be increased to reflect postal increases as they occur.)
Marketing REO	[***]
Customer Web Access
1. Customer Web Access with Single Sign On (SSO), or	$[***]
2. Private Label Webframes	$[***]
Remote Inquiry System Access	$[***]
Global Teller Access via Web	[***]
Additional User Accounts	$[***]
Data Extract Files	$[***]
General Ledger/Data Feeds	$[***]
Project Support
Staff	$[***]
Manager/MIS Technical Support	$[***]
Senior Manager	$[***]
Reports
Standard LPS Reports	[***]
Optional LPS Reports	$[***]
Ad Hoc Queries and Reports	$[***]
Custom Programming	$[***]
Other Optional Services	Pricing will be determined based upon Statement of Work (SOW) requirements

*	Subject to annual adjustment as set forth in Paragraph 4.1 of the Subservicing Agreement

EXHIBIT IV

To Subservicing Agreement dated April 19, 2012

Between

Cenlar FSB and loanDepot.com, LLC

ACCOUNTING REPORTS

Daily Report:
PI32	Discount Transactions

Monthly Reports:
S2BT	Pledge Loan Detail Report
P46T	Net Fees Amortization Journal
S56U	Net Fees Amortization – Non-accruing Loans
S263	Loans Added to Single Debit Control
S50V	Loans Added or Deleted From Pledging
S50U	Loans Pledged as Collateral
PI85	Interest Accrual

DEFAULT REPORTS

Delinquency:
P4DL	List of Delinquent Accounts by Investor and Investor Number (Includes Collector Contact Information)
T383	Dollar Volume and Delinquency Report by Investor, State (this will be run on request only)

Foreclosure:
S5FT	Foreclosure Trial Balance Report
S5L2	Loan Steps Selected by Investor and Step

Bankruptcy:
S2T1 – S2T5 Bankruptcy Trial Balance

INVESTOR REPORTS

FHLMC Reports:
S53X	Participation Loans Trial Balance Report
T652-1	Individual Loan Reconciliation Report
T652-2	Detail of P&I Cash Reconciliation
T652-3	Loan Payoff Detail Report
ZZFM-I	FHLMC Individual Loan Account Data Cross Reference

FNMA Laser Reports (A/A, S/A and S/S):
T653	Loan Activity Report

GNMA/FNMA Pool Reports:
T340	Issuers Monthly Pool Report
S540	Pool Reconciliation Errors
T341	Issuers Monthly Summary Report
ZZ46	Report of Pools with Out-of-Balance Conditions
T343	Issuers Liquidation Schedule

*	Subject to annual adjustment as set forth in Paragraph 4.1 of the Subservicing Agreement

MANAGEMENT REPORTS

Daily Report:
P110	Report of Loans Paid in Full

Quarterly Reports – Only Provided Upon Request:
T3XQ	OTS Schedule CMR Consolidated Maturity and Rate Information
S2XQ	Detail for OTS Schedule CMR Consolidated Maturity and Rate Information
S51Z	FDIC Report
P43K	Past Due & Non Accrual Loans

MONTHLY PORTFOLIO REPORTS

Available morning after applicable cutoff
P139	Trial Balance by Investor
S212	Paid in Advance Remittance Report
S213	Curtailments Made Report
S214	Paid-in-full Remittance Report
S215	Consolidation of Remittance Reports
S288	Loans Removed Report
S287	Loans Added Report

GENERAL LEDGER REPORTS – For General Ledger Interface Only

Daily Reports:
P102	Report of Mortgage Loan Collections
P129	Mortgage Loan Changes by Old Investor (Will produce when activity occurs)
P142	Daily Machine Disbursement FL Summary Report
P160	New Loans Added
P181	Daily Trial Balance
P46W	Net Fees Amortization Daily Fees Activity or
S5AZ	Fee/Cost Activity and Amortization Report
P4AG	Level Yield Discount Amortization
T3AZ	Fee/Cost Activity and Amortization Summary Report
T691	Daily General Ledger Recap
T69W	Daily Transfer of Funds Detail
S2UT	Daily Interest Accrual Income and Receivables Report
S2UV	Daily Interest Accrual Reports by Exception Type

Monthly Reports:
P131	Monthly Discount Trial Balance
P46T	Net Origination Fee Amortization Journal or
S5AZ	Fee/Cost Activity and Amortization Report
P4AS	Level Yield Discount and Amortization Report
S5UT	Interest Accrual: Income and Receivable Report
S5UV	Interest Accrual: By Exception

Note: If a transaction occurs on a Mortgage Loan during the applicable reporting period, the associated report will be produced, otherwise the report will not be produced.

EXHIBIT V

To Subservicing Agreement dated April 19, 2012

Between

Cenlar FSB and loanDepot.com, LLC

Bulk Servicing Transfer Instructions

Provided under separate cover

EXHIBIT VI

To Subservicing Agreement dated April 19, 2012

Between

Cenlar FSB and loanDepot.com, LLC

Flow Servicing Transfer Instructions

Provided under separate cover

EXHIBIT VII

To Subservicing Agreement dated April 19, 2012

Between

Cenlar FSB and loanDepot.com, LLC

INTERIM MORTGAGE LOAN TRANSFER INSTRUCTIONS

Provided under separate cover

EXHIBIT VIII

To Subservicing Agreement dated April 19, 2012

Between

Cenlar FSB and loanDepot.com, LLC

FORM OF

CORPORATE RESOLUTION

The undersigned hereby certifies that he/she is the duly elected [SAMPLE], of [SAMPLE], [SAMPLE] (the “Company”), and further certifies that the following are true copies of a resolution duly adopted by the                      of the Company effective as of the Effective Date of Resolution set forth below, that remain in full force and effect and do not conflict with the governing documents of Company.

BE IT RESOLVED that those employees of Cenlar FSB (“Cenlar”) listed below (the “Document Executing Officers”) are hereby authorized in furtherance of a certain Subservicing Agreement dated April 19, 2012 between Cenlar and the Company:

a.	to endorse satisfactions of mortgage or other security instruments;

b.	to declare defaults with respect to a mortgage loan or other asset;

c.	to give notices of intention to accelerate and of acceleration and any other notices as reasonably necessary or appropriate;

d.	to post all notices as required by law and the loan documents, including the debt instrument and the instruments securing a loan in order to foreclose or otherwise enforce the security instruments;

e.	pursue appropriate legal action and conduct the foreclosure or other form of sale and/or liquidation, issue bidding instructions with respect to such sale, executing all documents including all deeds and conveyances necessary to effect such sale and/or liquidation;

f.	to conduct eviction or similar dispossessory proceedings;

g.	to take possession of collateral on behalf of Company or an investor;

h.	to execute any documents or instruments in connection with any bankruptcy or receivership of an obligor or mortgagor on a loan;

i.	to execute all necessary documents to file claims with insurers on behalf of Company with respect to the assets;

j.	to assign, convey, accept, or otherwise transfer the interest in any asset on behalf of Company where required for the purpose of foreclosure or other liquidation of the property; and

k.	to take such other actions and exercise such rights which may be taken by Company on behalf of investors or custodians with respect to any asset, including but not limited to, realization upon all or any part of a loan or any collateral therefor or guaranty thereof

This authorization shall last the length of time as the Document Executing Officers individually are employed at Cenlar. The authorization is at the convenience and pleasure of Company and is revocable upon notice. Further, the authority of the aforesaid individuals is specifically and strictly limited to the purpose stated above. If not revoked sooner, such officer status shall terminate upon the transfer or termination of an individual from a position requiring these services;

BE IT FURTHER RESOLVED that the Document Executing Officers appointed shall be titled as Vice President and Assistant Secretary, for the purpose of enacting the above; and

BE IT FURTHER RESOLVED that the Document Executing Officers authorized hereby are:

[LIST OF INDIVIDUALS CURRENT AT TIME OF CONTRACT TO BE INSERTED]

Effective Date of                 , 201

Resolution:

[DO NOT EXECUTE]
By:
Title:

[***] – Confidential portions of this document have been redacted and filed separately with the Commission.

EXHIBIT IX

To Subservicing Agreement dated April 19, 2012

Between

Cenlar FSB and loanDepot.com, LLC

SERVICE LEVELS

FUNCTIONAL CATEGORY	PROCESS	PERFORMANCE DESCRIPTION loanDepot (Client)	REPORTING MEASURE

New Loans	Boarding Loans	[***]	[***]

Client Relations	loanDepot Inquires	[***]	[***]

Investor/Client Reporting	Monthly Reports	[***]

[***] – Confidential portions of this document have been redacted and filed separately with the Commission.

FUNCTIONAL CATEGORY	PROCESS	PERFORMANCE DESCRIPTION	REPORTING MEASURE

Customer Service	Hours of Operations	[***]

	Call Answer Rate	[***]	[***]

	Written Correspondence/Research Items	[***]	[***]

	Presidential Complaints	[***]	[***]

Cash Processing	Payment Processing	[***]	[***]

[***] – Confidential portions of this document have been redacted and filed separately with the Commission.

FUNCTIONAL CATEGORY	PROCESS	PERFORMANCE DESCRIPTION	REPORTING MEASURE

		[***]	[***]

	Payoff Processing	[***]	[***]

	General Ledger Cash Transfer	[***]	[***]

Business Resumption	Testing	[***]	[***]